EXHIBIT INDEX

(d)(2) Amendment to Investment Management Services Agreement between Registrant and American Express Financial Corporation, dated June 3, 2002.

(h)(2)   Amendment to Administrative   Services  Agreement  between  Registrant
         and American Express  Financial  Corporation,  dated June 3, 2002.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.